Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

OneConnect Financial Technology Co., Ltd.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration fee
Equity	Ordinary Shares, par value $0.00001 per share(1)	Rule 457(c) and (h)	11,699,807	(2)	$0.452	$5,288,312.76	(3)	$92.70 per $1,000,000	$490.23
Total Offering Amount						$5,288,312.76			$490.23
Total Fee Offsets									—
Net Fee Due									$490.23

(1)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents three ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-235321).

(2)	Represents ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2017 Stock Incentive Plan (Amended and Restated on September 10, 2019, further Amended and Restated on September 28, 2020) (the “Plan”). In accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover an indeterminate number of additional ordinary shares that become issuable under the Plan to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction.

(3)	The corresponding proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$1.355 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on The New York Stock Exchange on June 16, 2022, which is within five (5) business days prior to the date of this registration statement, and adjusted for ADS to ordinary shares ratio.